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Exhibit 99 - CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY
             ACT OF 2002

In connection with the filing of the Genesis Health Ventures, Inc. Union Retirement Savings Plan on Form 11-K for the period ended December 31, 2002 with the Securities and Exchange Commission on the date hereof (the "Report"), I James W. Tabak, the Senior Vice President, Human Resourcs of Genesis Health Ventures, Inc, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.       The Report fully complies with the requirements of section 13 (a) or 15
         (d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 30, 2003

/s/ James W. Tabak
-------------------
James W. Tabak



A signed original of this written statement required by Section 906 has been provided to Genesis Health Ventures, Inc. and will be retained by Genesis Health Ventures, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.